EXHIBIT 10.2

PRODUCER AGREEMENT

This Agreement is effective the 1st day of May, 2005, by and between Employers Compensation Insurance Company (hereinafter called “Company”) and by Automatic Data Processing Insurance Agency, Inc. (hereinafter called “Producer” or “ADP”). It is agreed between the Company and the Producer that:

I.	PRODUCER’S AUTHORITY
A.

Subject to any requirements imposed upon the Producer and the Company by any governmental entity, the terms of this Agreement, and the underwriting rules and regulations of the Company, the Producer is authorized to:

1.	Solicit, receive and transmit to the Company applications for contracts of workers’ compensation insurance; and
2.

Collect and receive Producer Billed premiums and, as full compensation, to retain such commission out of premiums so collected as specified in addenda attached hereto and made a part hereof or as declared in contracts of insurance. In connection therewith, the Producer shall:

a.

Hold all premiums and other monies collected in a separate fiduciary account by line on behalf of the Company until delivered to the Company, and the authority granted herein by the Company to the Producer to retain commission shall not be construed as changing the fiduciary relationship and duties of the Producer to the Company, all as more fully detailed herein;

b.

Account for and remit premiums to the Company in accordance with the terms and provisions of the addendum, entitled “Premium Accounting and Payment Terms,” which is attached hereto and made a part hereof;

c.

Return to the Company commissions retained on return premiums (by reason of cancellation or otherwise) at the same rate previously allowed the Producer upon the premiums charged, or, at the Company’s discretion, the Producer shall add any retained commission to the premiums which the Producer returns to any Insured so that the Insured may receive the full gross unearned portion of any premiums which it has paid.

B.

Subject to any requirements imposed upon the Producer and the Company by any governmental entity, the terms of this Agreement and the underwriting rules and regulations of the Company, it is not the responsibility of the Producer to collect Direct Billed premiums. In the event the producer does receive any Direct Billed premiums it is the responsibility of the Producer to immediately forward said payments to the Company without placing funds in Producer’s accounts or deducting any commissions from any monies received on behalf of the Company.

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

C.	Producer understands and agrees that:
1.

All Direct Billed monies received should be immediately forwarded to the Company and all Producer Billed monies collected for the Company are the property of the Company and shall be held in a separate account, by line by the Producer, acting in a fiduciary capacity.

2.	Producer has no interest in the monies collected except for the commission specified in this Agreement.
3.	Producer shall not withhold, deduct, or set-off from said monies any amounts resulting from any disputed matters.
4.	Producer shall not use any of said monies for any personal or operating purpose.
5.	Pay-by-Pay® Provisions Program provision are provided in Addendum 1 to this Producer Agreement.
6.

Producer acknowledges that in connection with this Agreement the Producer will, or may, gain access to non-public personal information relating to Company policyholders, customers, consumers or claimants. Producer shall comply with all applicable federal and state laws, rules, regulations and statutes pertaining to privacy currently in force or as may be subsequently amended or adopted.

II.	POLICY CANCELLATION OR NON-RENEWAL
A.

Subject to requirements imposed by law or by the provisions of any contract of insurance, the Company reserves the right to cancel any contract of insurance by direct notice to the Insured. The Company further reserves the right to non-renew any contract of insurance.

B.	The Producer shall not cancel any contract of insurance issued by the Company without the specific permission of the Company.
III.	INDEPENDENT CONTRACTOR
A.	The Producer is an independent contractor and not an employee of the Company.
B.	The Producer shall be considered an agent of the Company for the limited duties of delivering the policy to, and collecting premium from, the Insured, the Producer’s client.
C.	The Producer may not bind the Company to any insurance coverage unless the Producer is specifically authorized to do so, in writing, by the Company.

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* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

IV.	INDEMNIFICATION
A.

The Company shall indemnify and hold the Producer harmless against all civil liability, including reasonable attorney’s fees and costs of investigation and defense incidental thereto, arising as a direct result of:

1.

Company error or omission in the preparation, processing, handling, or billing of Company direct billed business, or any other business placed by the Producer with the Company, except to the extent that the Producer shall have caused or contributed to such error;

2.

Failure of an Insured to receive notice of cancellation, or any other notice affecting coverage on Company direct billed business, where such notices are sent directly to the Insured by the Company, except to the extent that the Producer shall have caused or contributed to such error;

3.

Failure of the Company to comply with the requirements of the Fair Credit Reporting Act, Federal Truth in Lending Law, Fair Credit Billing Act, federal and state privacy laws, or failure to comply with the requirements of any other law where the Producer is using forms supplied by the Company, or following instructions or procedures established by the Company, except to the extent that the Producer shall have caused or contributed to such failure;

4.

Damages sustained and caused by acts or omissions of the Company in connection with the preparation of any reports for the Producer’s clients or customers, except to the extent that the Producer shall have caused or contributed to such acts or omissions; and

5.

Any other action or inaction of the Producer based upon the Producer’s use of forms supplied by the Company, or following instructions or procedures established by the Company, except to the extent that the Producer shall have caused or contributed to such failure.

B.

As a condition precedent to the Company’s obligation and/or liability set forth in Article IV, Section A of this Agreement, the Producer shall notify the Company immediately upon the receipt of notice of the commencement of any action relating to any such liabilities therein set forth, and the Company shall solely, at its own discretion, be entitled to participate in such action or to assume the defense of any such action. Should the Company assume the defense of any such action, it shall not be liable to the Producer for any legal or other expenses subsequently incurred by the Producer in connection with such action, unless the Company shall otherwise agree to such expenses in writing.

C.	During the term of this Agreement, Producer agrees to maintain Errors and Omissions coverage.

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* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

V.	ACCESS TO RECORDS

The Company shall have access during normal business hours to the Producer’s books and records for any purpose relating to any business placed with the Company by the Producer.

VI.	AMENDMENTS TO THIS AGREEMENT

This Agreement may be supplemented, amended, or revised only in writing by agreement of the Producer and the Company.

VII.	SUSPENSION

If the Producer is delinquent, in either accounting for or payment of any sums due the Company, or has violated the authority granted in this Agreement, the Company may, by written notice to the Producer, suspend the Producer’s authority to bind any new or renewal business, if written binding authority was previously granted.

VIII.	TERMINATION

Subject to any statutory provisions or any rule or regulation promulgated thereunder which may restrict the Company’s right to terminate this Agreement:

A.	This Agreement shall terminate automatically without notice if the Producer’s authority to engage in an insurance business is terminated or suspended by any public authority.
B.

This Agreement, if in effect for less than one year, may be immediately terminated by either party giving five (5) days prior written notice to the other. After this Agreement has been in effect for at least one year or supersedes a previous Agreement between the parties, this Agreement may be terminated by either party at any time by giving at least one hundred twenty (120) days advance written notice to the other party.

C.	This Agreement shall terminate automatically on the effective date of a sale or transfer of the Producer’s business or consolidation with a successor.
D.

This Agreement may be terminated immediately by either party at any time by giving two (2) business days prior written notice to the other party in the event of gross and willful misconduct, or failure to comply with any provision of this Agreement by the other party.

E.

If the Producer is a general partnership, upon the death of a general partner, the Company may, in its discretion, immediately terminate this Agreement by giving written notice to the Producer. If the Producer is a sole proprietorship, this Agreement shall terminate automatically upon the death of the Producer.

F.	Any binding authority under Section III C of this Agreement may be terminated at any time by the Company by giving ten (10) days prior written notice to the Producer.

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* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

G.	Failure to remit premiums in accordance with this Agreement and any addenda may result in immediate suspension or termination of this Agreement.
IX.	OWNERSHIP OF EXPIRATIONS
A.

If the Producer is not in default of any financial obligation due to the Company, the use and control of expirations, including those on direct billed business, the records thereof and the Producer’s work product, shall remain in the undisputed possession and ownership of the Producer, and the Company shall not use its records of those expirations in any marketing method for the sale, service or renewal of any form of insurance coverage, or other product which shall abridge the Producer’s rights of ownership, use and control, nor shall the Company refer or communicate this expiration information or work product to any other Producer.

B.

In the event of termination of this Agreement, however, if the Producer has not then properly accounted for and paid all premiums to the Company for which it is liable, the use and control of such expirations including all rights, title and interest in and to the records thereof shall be vested in the Company as of the date of such termination. In the exercise of its right to collect any indebtedness due from the Producer through use and control of such expirations, the Company shall use reasonable business judgment in selling such expirations and shall be accountable to the Producer for any sums received which, net of expenses, exceed the amount of indebtedness. The Producer shall remain liable for the excess of the indebtedness over the sums received by the Company. Any indebtedness due from the Producer shall not prevent application of the ownership of expirations clause in favor of the Producer if the Producer furnishes collateral or security acceptable to the Company in the amount of such indebtedness to be held by the Company until the indebtedness is satisfied.

C.

In the event of termination or suspension, the rights, duties and obligations as set forth in the Agreement shall continue as respects policies in force until those policies are canceled or renewed elsewhere.

X.	GENERAL
A.

Unless specifically authorized by the Company, the Producer shall not commit the Company as to liability in connection with any claim or loss which may occur under any contract of insurance. The Producer shall promptly report all claims and losses and turn over all legal process involving coverages placed with the Company to the nearest claims office of the Company.

B.	All forms and other supplies furnished by the Company shall remain its property and to the extent not used by the Producer in its business shall be returned upon demand.
C.	The Company shall not be responsible for any Producer’s expenses whatsoever, unless specifically authorized by the Company in writing.

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* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

D.

Failure of the Company for any reason to insist upon compliance by the Producer with the provisions of this Agreement, or the rules and regulations of the Company, shall not be construed as or constitute a waiver thereof.

E.	This Agreement supersedes all previous Producer, Broker, or Agency Agreements, whether written or oral, between the Producer or its predecessors in interest and the Company.
F.

This Agreement shall not enure to the benefit of any successor in interest of Producer nor may any interest in this Agreement be assigned by Producer without the prior written consent of Company, which consent shall not be unreasonably withheld.

G.

Producer shall not broadcast, publish or distribute any advertisements or other matters referring to Company, or to Company’s contracts of insurance, not originated by Company, without first securing Company’s approval in writing.

H.

In the event the Producer pays premiums on behalf of the Insured, the Producer is deemed to have extended its credit and not that of the Company and accepts full responsibility for the collection and payments of such premiums.

[Remainder of the page intentionally left blank]

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* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

I.

The rates of commission on all workers’ compensation and employers’ liability insurance policies shall be as determined on an individual risk basis as negotiated between Company and Producer. This agreement is subject to any requirements imposed upon the Producer and the Company by any governmental entity.

AGREED AND ACCEPTED:

Automatic Data Processing Insurance Agency, Inc.

By:	/s/ [Illegible]
Title:	President
Date:	May 9, 2005

Employers Compensation Insurance Company

By:	/s/ Douglas D. Dirks
Douglas D. Dirks
Title:	President & Chief Executive Officer
Date:	4/29/05

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* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

ADDENDUM

PREMIUM ACCOUNTING AND PAYMENT TERMS

Addendum to and forming part of that certain Producer Agreement effective as of May 1, 2005, by and between Employers Compensation Insurance Company (hereinafter called “Company” ) and Automatic Data Processing Insurance Agency, Inc. (hereinafter called “Producer” ). It is further agreed between the Company and the Producer as follows:

I.	PRODUCER BILLED POLICIES:

The Producer and the Company shall comply with the following accounting procedures on business, other than Direct Billed business, placed by the Producer with the Company:

A.	Itemized billing statements shall be prepared monthly by the Company.
B.

The balances showing on the statement due the Company or due the Producer shall be payable no later than forty-five (45) days from the end of the month in which the billing was made, subject to the following exception:

Installment or automatic billings are due and payable forty-five (45) days from the end of the effective month.

C.

The Producer shall be responsible to the Company for collection and payment of initial deposit premiums (both new and renewal business) whether or not such deposit premiums are collected by the Producer from the Insured.

D.

All premiums are due and payable to the Company as specified in this Addendum, and the Company shall have the right, after notification by Producer that it is unable to collect any premiums, to undertake direct collection of delinquent premiums, and, regardless of the method of payment used by the Insured, no commission shall accrue to and the Producer shall not be entitled to any commission with respect to such delinquent premium.

E.

Excepting initial deposit premiums, if the Producer is unable to collect any premiums due and fails to request direct collection by the Company of such premiums within the following stipulated periods, the Producer shall be liable for and shall remit to the Company the net premiums when such premiums become due. The Producer may, however, be relieved of the responsibility for the payment of such premiums, provided:

1.

For premiums resulting from physical or final audits or retrospective rating adjustments, the Producer has notified the Company in writing within forty-five (45) days from the end of the month in which the billing was made.

2.	For premiums due on interim payroll reports, the Producer has notified the Company in writing no later than forty-five (45) days from the end of the month in which the billing was made.

3.	For deposit premium adjustments, the Producer has notified the Company in writing within forty-five (45) days from the end of the month in which the billing was made.
4.	For installment or automatic billings, the Producer has notified the Company in writing within forty-five (45) days from the end of the effective month.
5.	On any premium returned by the Producer to the Company for direct collection, the Producer shall not be entitled to any commission, regardless of the method of payment used by the Insured.
F.

In the event that the Producer initiates a cancellation of the Insured’s contract of insurance as of the effective date of such contract of insurance (flat cancellation), the Producer shall return the contract of insurance or lost policy release to the Company within thirty (30) days of the effective date of such contract of insurance. Should the Producer fail to return such contract of insurance or lost policy receipt to the Company within the required time, the Producer shall be liable for the premium for such contract of insurance up to the date the policy or lost policy receipt is returned to the Company. Short-term policies issued for a period of sixty (60) days or less must be returned to the Company prior to the effective date to obtain flat cancellation; otherwise, the Producer assumes full responsibility for payment of premiums earned. The above time limits, however, may be waived, provided proof of alternate coverage is furnished, and no claims have been reported to the Company.

G.

Premium remitted directly to the Company by the Insured will be posted to the Company’s monthly statement following receipt of the premium. Commission due the Producer shall be payable to the Producer no later than thirty (30) days following the end of the account month for which such statement was prepared.

H.

The omission of any item from a monthly statement shall not affect the responsibility of the Producer to account for and pay all amounts due to the Company, nor shall it prejudice the rights of the Company to collect all such amounts due from the Producer.

I.

In the event the Producer pays premiums on behalf of Insureds, the Producer is deemed to have extended its credit and not that of the Company and accepts full responsibility for the collection and payment of such premiums from the Insureds, subject to the provisions of Section E above.

J.

Disputed premium shall be identified and the reasons noted in writing by the Producer so that the parties can expedite resolution. Further, the Producer shall make payment of the undisputed portion of the disputed premium within forty-five (45) days from the end of the billed month. Upon resolution of the disputed premium, the Producer shall make payment of said resolved premium to the Company immediately.

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

K.	The Producer shall not take a premium credit and omit payment on a premium debit for the same Insured, regardless of invoice date.
II.	DIRECT BILLED POLICIES:

On business placed by the Producer with the Company and designated by the Company as Direct Billed, the following provisions apply:

A.

When existing business of the Producer is changed to Direct Billed, the Company shall assume responsibility for billing and collecting the premium which is earned from the entry date of the change to Direct Bill.

B.	The Company shall be responsible for all premium billing and collection, unless otherwise mutually agreed to in writing by the Producer and the Company.
C.

Commissions on premium shall be paid to the Producer no later than thirty (30) days following the month in which such premiums are received and recorded by the Company, subject to offset by the Company of any return commissions due from the Producer. The Company may take into Direct Collection any delinquent premiums and the Producer hereby waives any claim to commission on such delinquent premiums subsequently recovered by the Company.

D.

The Company shall clearly and prominently identify the Producer by name when transmitting contracts of insurance, endorsements, premium notices, cancellation notices and reinstatement notices. The Company shall promptly provide the Producer with a copy of all such items sent to Insureds.

E.

Premium payments for installments are due from the Insured ten (10) days prior to the expiration of the installment period. Premium payments for interim payroll reports are due from the Insured twenty (20) days from invoice date or forty-five (45) days from the expiration of the reporting period, whichever is earliest. Final audit premiums and deposit premium adjustments are due from the Insured twenty (20) days from invoice date.

This addendum is effective on May 1, 2005.

AGREED AND ACCEPTED:

	Employers Compensation Insurance Company		Automatic Data Processing Insurance Agency, Inc.
By:	/s/ Douglas D. Dirks	By:
Douglas D. Dirks
Title:	President & Chief Executive Officer	Title:	President

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

Date:	4/29/05	Date:	May 9, 2005

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

Automatic Data Processing Insurance Agency, Inc.

Employers Compensation Insurance Company

Addendum 1

Program with Pay-by-Pay® Provisions

1.            PROGRAM. The “Program” shall mean sale by Automatic Data Processing Insurance Agency, Inc. (“ADP” ) of Employers Compensation Insurance Company, or an affiliate of Employers Compensation Insurance Company, (“ECIC” or “Company” ) workers’ compensation insurance to ADP payroll customers or potential customers.

2.            PROGRAM DESCRIPTION. ADP payroll clients or potential clients (“Clients” ) wishing to purchase Workers’ Compensation insurance may have the opportunity to utilize ADP’s Pay-by-Pay® payment service in order to pay Workers’ Compensation premiums. Under the Pay-by-Pay® payment service, a Client which is issued a Workers’ Compensation insurance policy by Company will have its premium collected by ADP (or by one of ADP’s affiliates and remitted to ADP) in connection with ADP’s payroll processing(s) and the Client’s premium collected by ADP shall be remitted to Company by ADP in accordance with this Agreement. Company may establish minimum premium thresholds for Client’s to use the Pay-by-Pay® service.

3.            EXCHANGE OF DATA. Within two (2) business days following the binding of any new business or subsequent endorsement the Company will provide daily, a list of all bound policies and other premium bearing transactions that are processed by the Company and identify each account according to its intended premium collection process: either Direct Bill or Pay-by-Pay®. Such list will provide corresponding policy numbers for each entry. ADP will match each entry to its record and notify Company within two (2) business days of any discrepancy.

4.            PREMIUM COLLECTION. For those clients that are on ADP’s Pay-by-Pay® payment service, ADP shall be responsible for ensuring that the applicable premium amount is impounded from the Client’s bank account. In the event that a Client’s bank account has “insufficient funds” and ADP is unable to impound the applicable premium amount from Client, ADP will notify the Company promptly, but in no event later than fifteen (15) days. If ADP does not notify Employers within the fifteen (15) days, ADP Insurance Services will be responsible for the premium owed Employers in excess of the fifteen (15) business days from the date of the attempted impound. Upon receiving such notice Company shall be responsible for the collection of the premium amount from Client. ADP shall have no responsibility for any premium, which it was unable to impound from the Client’s bank account except the premium noted above.

5.            PAYROLL SERVICE UNAVAILIABLE TO DEBIT CLIENT’S BANK ACCOUNT. In the event that (a) a Client which is utilizing ADP’s Pay-by-Pay® payment service terminates ADP Inc.’s payroll services, ADP will promptly, or in no case beyond fifteen (15) days, notify the Company. Upon receiving such notice, if it so elects, the Company shall

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

convert the Client Policyholder to the Company’s Direct Bill system. In the event that Company elects not to set up the Client Policyholder on Direct Bill, Company will promptly send direct notice of policy cancellation to the Client Policyholder and take responsibility for collecting all earned premium, including any premium due as the result of audit. In the case of terminations, ADP shall remit any premiums collected from such Client through the effective date of such Client’s termination to Company. In the event that (b) the first payroll impound of a new ADP Client that intended to purchase ADP, Inc payroll services using Pay-by-Pay® is delayed for more than thirty (30) days, ADP will promptly investigate and determine whether it is the Client Policyholder’s intention to retain the Pay-by-Pay® service. In the event that Client Policyholder does not elect to utilize Pay-by-Pay® service, ADP will promptly notify Company within two (2) business days. Company will promptly send notice of policy cancellation to the Client Policyholder and take responsibility for collecting all earned premium, including any premium due as the result of an audit. In the event Client Policyholder intends to retain the Pay-by-Pay® service, ADP will collect deposit premium equal to 1/12 of the policy’s estimated annual premium for every month of delay and promptly, but in no case, longer than two (2) business days, transmit the deposit amount to Company. In the event that the bound policy includes no employees in order to establish an Estimated Annual Premium, ADP will substitute 1/12 of the underwriting minimum premium.

6.            RESCINDING CANCELLATION. In instances of policy cancellation as a result of a Client Policyholder’s failure to provide ADP with its premium due, ADP shall notify Company in the event that sufficient funds are collected by ADP prior to the effective date of cancellation of the Client Policyholder’s policy. ADP will remit to Company the amount due at their next regularly scheduled payment. In such event, Company will rescind its notice of cancellation. Upon such rescission, ADP shall resume its Pay-By-Pay® billing and collection responsibilities.

7.            INTEREST EARNED AND FEES CHARGED. All amounts earned on premiums collected by ADP prior to submission to Company in accordance with this Agreement shall be for the benefit of ADP. Additionally, in the event that applicable State law permits ADP to impose any additional fee or charge on Clients in connection with the transactions contemplated by this Agreement, such fee or charge shall be for the sole benefit of ADP.

8.            REPORT OF ACCOUNTS CURRENT. ADP is responsible for submitting to Company, no later than the 15th day after the prior calendar month’s financial closing, all premium bearing transactions generated under this Agreement from the preceding calendar month in a report of accounts current (each an “Accounts Current” ).

9.            PREMIUM PAYMENT TO COMPANY. ADP will remit to Company, no later than the 15th day following the close of the corresponding calendar month all new premiums due Company as reported by ADP and which have been collected by ADP from Clients. All such payments will be paid net of commission. Under no circumstance shall ADP Insurance Services take a credit on the premium collected on Company’s behalf, unless authorized in writing by Company.

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

10.          PREMIUM AUDIT. Company shall be responsible for processing an audit adjustment and providing ADP with an Audit Adjustment File on each Client Policyholder’s account following each policy term. ADP shall be responsible for impounding the undisputed audit premium from the Client Policyholder’s bank account and remitting it to Company, net of commission, in accordance with Section 9, except to the extent ADP provides a notice of insufficient funds in accordance with Section 4. Company agrees that it will be responsible for collection of audit premium if the Client Policyholder is not using ADP’s payroll and tax filing services at the time such premium is due. Company agrees to return any overpayment to ADP for proper return to Client Policyholder.

11.          CANCELLATION FOR UNDERWRITING REASONS. In the event Company wishes to cancel a Client Policyholder for underwriting reasons, Company shall be responsible for sending a direct notice of cancellation to the Client Policyholder stating the effective date of cancellation. Company agrees to notify ADP at the time it sends notice of cancellation to the Client Policyholder.

12.          OWNERSHIP OF RECORDS AND EXPIRATIONS. During and after the term of this Agreement, ADP shall have all right and title to the records and the use and control of the expirations and renewals associated with business produced under this Agreement. ADP shall be entitled to the records of ADP and the use, control and ownership of the expirations and renewals associated with ADP’s existing business, book of business transfers and all other Program business transacted pursuant to this Agreement during the term hereof and after termination. Any disputes between ADP and Company shall be resolved without affecting ADP’s use, control and ownership of the expirations and renewals associated with ADP’s existing business, book of business transfers and all other Program business transacted pursuant to this Agreement.

13.          SALES AND MARKETING EXPENSES. The parties agree that the costs and expenses associated with joint promotional activities for the combined product offering hereunder, including costs of creating and developing marketing materials, ‘leave-behinds’, training of personnel, and other expenses associated with communicating and selling products, shall be shared, as mutually agreed upon, in advance of incurring any such costs and expenses. Notwithstanding anything to the contrary contained herein, the parties agree that neither shall issue any promotional or marketing materials or any correspondence to Clients of any nature whatsoever containing the other party’s name, logo or trademarks or that of its affiliated companies without the prior express permission of the other party. Neither party is authorized to incur any liability, obligation, or expense on behalf of the other party under this Agreement or to use the other’s monetary credit in conducting any activities hereunder.

14.          DISPUTE RESOLUTION. Each party hereto agrees to designate an authorized representative to act as a contact person for purposes of communicating with and resolving day-to-day operational issues related to the combined product offering contemplated herein. The parties agree to use their best efforts to resolve any disputes, issues or problems arising out of or related to operational aspects of the Program. The parties desire to avoid all forms of traditional litigation and therefore agree that any dispute, controversy or claim that arises out of or relates to this agreement, its interpretation or enforcement which can not be resolved by the parties shall be

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

resolved in accordance with the following procedures: If no amicable resolution is reached, then the dispute, controversy or claim shall be finally resolved through binding arbitration which shall be conducted by three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Each party shall appoint one arbitrator and the two (2) arbitrators thus appointed shall appoint the arbitral chair. The arbitration shall be conducted in the location of the party that is not commencing the proceeding, or as mutually agreed. Judgment on an arbitration award may be entered by any court of competent jurisdiction, or application may be made to such court for judicial acceptance of the award and any appropriate enforcement order.

15.          REVIEW OF RESULTS. During the term of this Agreement, the parties agree to meet (such meeting may occur telephonically) at least on a quarterly basis in order to review the financial results and overall success of the Program and to discuss ways of improving financial results of the Program.

16.          TERM OF AGREEMENT. This agreement, effective May 1, 2005, will remain in effect until terminated with or without cause, by either party, upon one hundred eighty (180) days prior written notice to the other party.

17.          DAMAGES. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR LOST PROFITS OR SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

18.          AMENDMENT/ASSIGNMENT/CONFLICTS. This Agreement constitutes the entire agreement between and among the parties and supersedes all prior agreements, representations and understandings of the parties. This agreement may not be amended or assigned without the prior written consent of the other party. In the event of a conflict between the terms of this Addendum I, the Producer Agreement or the Addendum Premium Accounting and Payment Terms, the terms of this Addendum I shall control.

19.          CONFIDENTIALITY/PRIVACY. Company may not use any information provided by ADP or the Clients for any purpose other than for fulfilling its obligations under this Agreement. Company shall not sell, lease or otherwise transfer any list of Clients to any third-party for any reason (other than as required by law or regulation) or segment or otherwise identify the Clients as customers of ADP or payroll clients for the sole purpose of marketing any product or service. ADP and COMPANY agree to comply with all federal and state laws and regulations regarding privacy including those involving non-public personal information.

20.          COMPENSATION. Sales Commissions. Company shall pay ADP ****% commissions unless an account is individually negotiated, on written premiums including new and renewal business (i.e. all Premiums, less credits for cancellations and returns, booked by Company during the calendar year minus un-collectible premiums charged off by Company during the calendar year) on policies sold in accordance with the terms hereof, whether billed on a Pay-by-Pay® or direct bill basis.

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

21.          ADMINISTRATIVE SERVICES FEE. Company shall pay an administrative services fee on collected premiums (i.e. all premiums, less credits for cancellations and returns, booked by Company during the calendar year minus un-collectible premiums charged off by Company during the calendar year) on policies sold in accordance with the terms hereof, whether billed on a Pay-by-Pay® or direct bill basis. The administrative services fee provides for administrative, audit data collection, payroll, collection assistance, policy administration, production and distribution services, and related services, as applicable, provided to Company by ADP. A ****** percent (***%) administrative services fee will be paid to ADP on actual collected premium as described in Section 20 above. The fee will be calculated at the end of each quarter using the monies actually collected by the Company during the quarter. The administrative fee, if any, will be paid by the end of the month following the end of the quarter.

In Witness Whereof, the parties hereto have caused this Program agreement to be executed by their respective officers or agents thereunto duly authorized as of the Effective Date.

AGREED AND ACCEPTED:

	Employers Compensation Insurance Company		Automatic Data Processing Insurance Agency, Inc.
By:	/s/ Douglas D. Dirks	By:	/s/ [Illegible]
Douglas D. Dirks
Title:	President & Chief Executive Officer	Title:	President
Date:	4/29/05	Date:	May 9, 2005

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

FIDUCIARY FUNDS AGREEMENT

Employers Compensation Insurance Company (hereinafter called “Company” ) and the undersigned Automatic Data Processing Insurance Agency, Inc. (hereinafter called “Producer” ) agree as follows:

1.

To the extent now or hereafter permitted by the laws of the State of California and the regulations and rulings of the Insurance Commissioner of said State, the Company consents to the deposit of funds held by the Producer for the Company in trustee bank accounts and interest bearing accounts, or in the purchase of certain permissible United States bonds, certificates or other obligations enumerated under Sections 1733, 1734 and 1734.5 of the California Insurance Code with the institution(s) named below (see attached list), subject to the following conditions.

(a)	Each such account shall be in the name of the Producer and the name of the Producer shall be followed immediately by these words:

“...as trustee under California Insurance Code Sections 1733, 1734 and 1734.5.”

(b)

Such deposits or purchases shall not relieve the Producer of the obligation to remit to the Company all sums becoming due to the Company as soon as they become due and the Producer assumes all risk of loss on such deposits or purchases.

2.

Subject to the foregoing conditions, the Company assigns to the Producer as additional commissions, any right which the Company might have to interest and dividends earned on such account; and, the Producer agrees to pay all State and Federal income taxes on such interest and dividends and to indemnify and hold the Company harmless against any claim or such taxes as may be asserted against the Company.

3.

This Agreement will automatically terminate once the Producer/Company Agreement terminates. Termination of this Agreement does not relieve the Producer of any pre-termination obligations arising under Sections 1(b) and 2.

AGREED AND ACCEPTED:

Employers Compensation Insurance Company		Automatic Data Processing Insurance Agency, Inc.
By:	/s/ Douglas D. Dirks	By:	/s/ [Illegible]
Douglas D. Dirks
Title:	President & Chief Executive Officer	Title:	President
Date:	4/29/05	Date:	May 9, 2005

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

INSTITUTION(S): Any bank or savings and loan association insured by the Federal Deposit and Insurance Corporation (FDIC) or any other similar governmental agency.

Bank Name	*************
Bank Location
Account No.	*************

Bank Name
Bank Location
Account No.

Bank Name
Bank Location
Account No.

Bank Name
Bank Location
Account No.

Bank Name
Bank Location
Account No.

Bank Name
Bank Location
Account No.

Bank Name
Bank Location
Account No.

Bank Name
Bank Location
Account No.

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “[*]” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.